                                                                   EXHIBIT 10.24
                             MANAGEMENT AGREEMENT

          THIS MANAGEMENT AGREEMENT (this "Agreement") is made and entered into
                                           ---------
as of this 13th day of January, 1997, by and between PW ACQUISITIONS I, LLC, a Delaware limited liability company ("Owner"), and HSP-QRS CORP., a Maryland
                                     -----
corporation ("Manager").
              -------

                              W I T N E S S E T H:

          WHEREAS, Owner is Owner of the Property (as hereinafter defined) located at 14225 Newbrook Drive, Chantilly, Virginia; and

          WHEREAS, Owner desires to engage Manager in the management, operation and maintenance of the Property, and Manager desires to accept such engagement, all upon the terms and conditions set forth in this Agreement;

          NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

     1.1  Certain Definitions.  The following terms shall have the following
          -------------------
meanings when used in this Agreement:

          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
or indirectly, is in control of, is controlled by, or is under common control with, such Person or is a director or officer of such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly,
(i) to vote nine and eight-tenths percent (9.8%) or more of the securities having ordinary voting power for the election of directors of such Person or
(ii) to direct or cause the direction of the management and policies of such Person, whether by ownership of partnership interests, stock ownership, contract or otherwise.

          "Annual Operating Budget" has the meaning specified in Section 9.5.
           -----------------------                               -----------

          "Auditor" means Ernst & Young, any other "Big 6" accounting firm or
           -------
any other independent CPA selected by Manager and satisfactory to Owner.

          "Bank" means LaSalle National Trust, N.A., or any other bank
           ----
subsequently designated by Owner.

          "Basic Carrying Costs" means, for any period, the sum of (i)
           --------------------
Impositions and (ii) insurance premiums associated with the Property for such period.

          "Capital Event Proceeds" means, (i) Loss Proceeds in respect of a
           ----------------------
Casualty or Condemnation of all or any portion of the Property, or (ii) proceeds from any Leases entered into other than in the ordinary course of business (including Leases that were entered into other than in accordance with the provisions of Article 13) which either (x) provide, in effect, for payment of rent on a significantly accelerated basis as compared to a lease at market rates and terms or (y) are essentially financing vehicles.

          "Casualty" means any material damage to, or loss or destruction of,
           --------
all or any material part of the Property, whether or not such damage, loss or destruction is insured or insurable.

          "Casualty Insurance Proceeds" means insurance proceeds paid or payable
           ---------------------------
in respect of a Casualty.

          "CERCLA" means the Comprehensive Environmental Response, Compensa tion
           ------
and Liability Act (42 U.S.C. (S) 9601 et seq.), as heretofore or hereafter amended or supplemented from time to time, including the Superfund Amendments and Reauthorization Act of 1986.

          "Code" means the Internal Revenue Code of 1986, as amended, and as it
           ----
may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form

          "Commencement Date" means the date hereof.
           -----------------

          "Condemnation" means any actual or threatened taking, condemnation,
           ------------
eminent domain or other similar proceeding relating to all or any material portion of the Property.

          "Condemnation Proceeds" means any and all award proceeds and other
           ---------------------
compensation payable in respect of a Condemnation.

          "Employee Benefit Plan" has the meaning assigned to the term "employee
           ---------------------
benefit plan" in Section 3(3) of ERISA, which is or was maintained or contributed to by Borrower or a Related Person to Borrower.

          "Environmental Claim" means any allegation, notice of violation,
           -------------------
claim, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Authority or any Person for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, removal, cleanup or remedial action or for fines, penalties or restrictions, in each case relating to, resulting from or based upon (i) the existence or occurrence, or the alleged existence or occurrence, of a Hazardous Materials Activity or (ii) the violation, or alleged violation, of any Environmental Laws in connection with the Property or any portion thereof.

     "Environmental Laws" means any and all current or future statutes,
      ------------------
ordinances, orders, rules, regulations, guidance documents, judgments, governmental authorizations or any other requirements of Governmental Authorities relating to (i) environmental matters, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene or the protection of human, plant or animal health or welfare, in any manner applicable to Manager or the Property, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.), the Hazardous Materials
                                  -- ---
Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and
                                       -- ---
Recovery Act (42 U.S.C. (S) 6901 et seq.), the Federal Water Pollution Control
                                 -- ---
Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et
                        -- ---                                          --
seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), the
---                                                         -- ---
Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. (S)136 et seq.),
                                                                    -- ---
the Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.), the Oil
                                                          -- ---
Pollution Act (33 U.S.C. (S) 2701 et seq.) and the Emergency Planning and
                                  ------
Community Right-to-Know Act (42 U.S.C. (S) 11001 et seq.), each as amended or
                                                 -- ---
supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

          "Environmental Matter" means any of the following:
           --------------------

               (i)  a Hazardous Materials Activity; or

               (ii) the violation or alleged violation of any Environmental Law with respect to the Property or any portion thereof; or

               (iii) the failure or alleged failure to obtain or to abide by the terms or conditions of any permit or approval required under any Environmental Law with respect to the Property or any portion thereof.

     A condition or event described above shall be deemed to be an Environmental Matter regardless of whether or not any Governmental Authority has taken any action in connection with such condition or event.

          "Environmental Representations"  means the "Environmental
           -----------------------------
Representations" as defined in that certain Agreement and Certificate of Representations and Warranties made by Manager for the benefit of Owner with respect to the Property.

          "Equipment" means all "equipment," as such term is defined in Article
           ---------
9 of the UCC, now owned or hereafter acquired by Owner or Manager, which is used at or in connection with the Property or is located thereon or therein (including all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Owner or Manager, and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
the same may from time to time be amended or supplemented, including any rules or regulations issued in connection therewith.

          "Event of Default" as the meaning specified in Section 15.1.
           ----------------                              -------------

          "Fiscal Year" means each twelve month period commencing on January 1
           -----------
and ending on December 31 during each year of the term of this Agreement.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America as of the date of the applicable financial report.

          "Governmental Authority" means any legislative body, court, board,
           ----------------------
agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

          "Hazardous Materials" means (i) any chemical, material or substance at
           -------------------
any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls;
(ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Property or to the indoor or outdoor environment.

          "Hazardous Materials Activity" means any storage, holding, existence,
           ----------------------------
release, spill, leaking, pumping, pouring, injection, escaping, deposit, disposal, dispersal, leaching, migration, use, treatment, emission, discharge, dumping, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Material from, under, into or on the Property, including the discharge of any Hazardous Material emanating from the Property through the air, soil, surface water, groundwater or property and also including the abandonment or disposal of any barrels, containers and other closed receptacles containing any Hazardous Material from or on the Property, in each case whether sudden or non-sudden, accidental or non-accidental.


          "HSP" means Health Science Properties, Inc., a Maryland corporation,
           ---
the beneficial and record owner of all of the issued and outstanding stock of Manager.

          "Impositions" means all real estate and personal property taxes,
           -----------
water, sewer and vault charges and all other taxes, levies, assessments and other similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, which at any time prior to, at or after the execution hereof may be assessed, levied or imposed by a Governmental Authority upon or with respect to the Property or the Property Income or the ownership, use, occupancy or enjoyment thereof, and any interest, costs or penalties with respect to any of the foregoing.

          "Improvements" means any and all buildings, structures, utility sheds,
           ------------
workrooms, air conditioning towers, open parking areas, and all other structures and improvements of every kind whatsoever, and any and all additions, alterations, betterments or appurtenances thereto, and all renewals, substitutions or replacements now or at any time owned, or hereafter acquired by Owner or Manager and situated, placed or constructed on, over or under the Property or any part thereof.

          "Indemnified Liabilities" has the meaning specified in Section 18.1.
           -----------------------                               ------------

          "Indemnitees" means, collectively, Owner and its successors and
           -----------
assigns, and its and their respective officers, directors, agents acting in their capacity as agent, employees, parents and Affiliates.

          "Insurance Requirements" means, with respect to the Property, all
           ----------------------
material terms of any insurance policy required pursuant to this Agreement, all material requirements of the issuer of any such policy, and all material regulations and then current standards applicable to or affecting the Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Property, or such other body exercising substantially similar functions.

          "Lease" means any lease or ground lease, any sublease or subsublease,
           -----
license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which Owner holds the interest of lessor, sublessor, subsublessor or licensor, as the case may be, and pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Property (including any use or occupancy arrangements created pursuant to Section 365(d) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership, or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Property), and every modification, amendment or other agreement relating to such lease, ground lease, sublease, subsublease, license, concession or other agreement entered into in connection therewith, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party or parties thereto.

          "Legal Requirements" means all federal, state, county, municipal and
           ------------------
other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of any Governmental Authority (including, but not limited to, ERISA with respect to any Employee Benefit Plans and Environmental Laws with respect to the Property) affecting, as the context requires, Owner (but only to the extent related to Owner's ownership of the Property and not resulting from or relating to Owner's negligence or wilful misconduct), Manager or the Property, or any part thereof, including the construction, use, alteration, maintenance, management, occupancy or operation of the Property, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses, authoriza tions and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments at any time in force to which Owner (but only to the extent related to Owner's ownership of the Property and not resulting from or relating to Owner's negligence or wilful misconduct) or Manager is a party or which otherwise affect Owner (but only to the extent related to Owner's ownership of the Property and not resulting from or relating to Owner's negligence or wilful misconduct), Manager or the Property or any part thereof, including any of the foregoing which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

          "Loss Proceeds" means Casualty Insurance Proceeds and/or Condemnation
           -------------
Proceeds, as the context may require.

          "Management Fee" means the aggregate amount of fees payable by
           --------------
tenants, subtenants or occupants of the Property under the terms of their respective Leases for services in connection with the Property rendered by or on behalf of Manager including, without limitation, tenant improvement plan review, assignment and subletting review, administrative or managerial services, but excluding (i) fixed or basic rent; (ii) rent escalations based upon operating expenses, taxes, porter's wages or the consumer price index or any similar rent escalations; (iii) rent or other charges payable for electric supply or services; (iv) any fees or charges payable on account of any services provided at Owner's expense, except to the extent paid for by Manager; (v) any fees or charges that are the equivalent of any such rent described in clauses (i) through (iii) above; or (vi) any fees or charges due and payable by such tenants, subtenants or occupants directly to third parties for services rendered by such third parties.

          "Material Adverse Effect" means any circumstance, act, condition or
           -----------------------
event of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, or circumstance or circumstances, whether or not related, that (i) results in a materially adverse change in or has a materially adverse effect upon the business, operations or condition (financial or otherwise) of Manager or the Property, or (ii) results in the material impairment of the ability of Manager to perform the obligations of Manager under this Agreement or of Manager or HSP to perform their obligations under the Purchase Agreement or of Owner's ability to exercise any material rights or remedies hereunder or thereunder.

          "Major Casualty/Condemnation" has the meaning specified in Section
           ---------------------------                               -------
13.2.
-----

          "Net Operating Income" means, with respect to the Property for any
           --------------------
period, the Property Income minus the Operating Expenses for such period.

          "Officer's Certificate" means a certificate delivered to Owner by
           ---------------------
Manager which is signed by an authorized officer of Manager.

          "Operating Expenses" means for any calendar month the sum of:
           ------------------

          (i) all expenses paid in the ordinary course of owning, maintaining and operating the Property as a commercial project (including real estate taxes and other Impositions (or a reasonable accrual therefor), ground rents, reasonable accounting and audit expenses, insurance premiums and management fees, inclusive (without double counting) of payments into reserves for Basic Carrying Costs); but excluding, however, Tenant Capital
                                             ---------  -------
     Expenses for the Property, and non cash items such as depreciation; and

          (ii) the greater of (x) amounts actually expended on capital improvements (including Tenant Capital Expenses) during such calendar month and (y) an amount equal to thirty-five cents ($0.35) per square foot per annum multiplied by the aggregate gross square footage of the Improvements multiplied by one-twelfth (1/12th).

          "Person" means any individual, corporation, general partnership,
           ------
limited partnership, limited liability company, limited liability partnership, joint venture, estate, trust, unincorporated association, or other organization, whether or not a legal entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "Property" means the real property described on Exhibit A attached
           --------                                       ---------
hereto and
all improvements, fixtures and appurtenances and all alterations, replacements, additions and substitutions therefor now or hereafter located thereon and owned by Owner.

          "Property Account"  means an account established by Manager for the
           ----------------
operation of the Property.

          "Property Income" means all rents, income, issues, profits and other
           ---------------
benefits now or hereafter received or collected by or on behalf of Owner in connection with the use, occupancy, management, leasing, operation or enjoyment of the Property or the Equipment related to the Property or under or in connection with any Leases related to the Property including all income received from tenants, transient guests, lessees, licensees and concessionaires and other Persons occupying space at the Property and/or rendering services to the Property's tenants; excluding, however, (i) tenant security deposits (unless and
                    ---------  -------
until the same are forfeited by the related tenant), and (ii) Capital Event Proceeds, including Loss Proceeds; provided, however, that proceeds of rental
                                   --------  -------
loss insurance policies and Condemnation Proceeds on account of lost rental income relating to temporary condemnations shall be retained in the Sweep Account pursuant to Section 7.1.2 or Section 7.1.3, as the case may be, and
                    -------------    -------------
shall, for purposes of calculating Net Operating Income, constitute Property Income only to the extent transferred to the Property Account during the relevant calculation period pursuant to Section 7.1.2 or Section 7.1.3, as the
                                        -------------    -------------
case may be.

          "Property Standards" means the operation and maintenance of the
           ------------------
Property as an office property with significant laboratory component, in accordance with professional management applicable to comparable, similarly situated, institutionally owned properties.

          "Purchase Agreement" means that certain Agreement for Sale and
           ------------------
Purchase of Membership Interests dated as of January 13, 1997, by and among PaineWebber Real Estate Holdings Inc., a Delaware corporation, and PW Realty Partners LLC, a Delaware limited liability company, as seller, and Manager and HSP, as buyer.

          "Related Person" means, with respect to any Person, any corporation or
           --------------
any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in Sections 414(b) and (c) of the Code or is a member of an affiliated service group as described in Sections 414(m) or (o) of the Code.

          "Rent Roll" means a rent roll for the Property specifying with respect
           ---------
to each Lease (i) name of tenant, (ii) rentable square feet, (iii) lease term commencement date, (iv) lease term termination date, (v) initial monthly base rent, (vi) initial annual rent per square foot, (vii) effective dates of rent adjustments, (viii) adjusted monthly base rent, (ix) adjusted rent per square foot, (x) material terms of any free rent, (xi) material terms of Consumer Price Index adjustments or expense stop increases, (xii) contingent or absolute liabilities for unpaid brokerage commissions or finder's fees in connection with the Leases, and (xiii) security deposits.

          "Rents" means all rents, issues, revenues, income, proceeds, profits,
           -----
royalties, security (including all oil and gas or other hydrocarbon substances, earnings, receipts, revenues, accounts, accounts receivable, but specifically excluding all security deposits and other deposits) and income, including fixed, additional and percentage rents, operating expense reimbursements, reimbursements for increases in Taxes, sums paid by tenants to Owner to reimburse Owner for amounts originally paid or to be paid by Owner or Owner' agents or Affiliates for which such tenants were liable, as, for example, tenant improvements costs in excess of any work letter, lease takeover costs, moving expenses and tax and operating expense pass-throughs for which a tenant is solely liable, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services, deficiency rents and liquidated damages, and other benefits now or hereafter derived from any portion of the Property or the use, enjoyment, development, operation, ownership or occupancy thereof (including any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupants of any portion of the Property and all claims as a creditor in connection with any of the foregoing) and all cash or security deposits, advance rentals, and all deposits or payments of a similar nature relating thereto, now or hereafter, including during any period of redemption, derived from the Property and all proceeds from the cancellation, surrender, sale or other disposition of any Lease and other benefits paid or payable and to become due or payable to Owner in respect of the use, occupation, enjoyment, development, operation or ownership of any portion or portions of the Property pursuant to any Lease.

          "Structural Costs" means, with respect to the Property for any
           ----------------
calendar month, the aggregate cost of deferred maintenance, required environmental remediation, capital repairs and other capital expenditures to be effected at the Property during such month, as set forth in the Annual Operating Budget in effect for such calendar month.

          "Sweep Account"  has the meaning specified in Section 7.1.
           -------------                                ------------

          "Tax" means any present or future tax, levy, impost, duty, charge,
           ---
fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

          "Tenant Capital Expenses" means costs incurred by Owner or Manager in
           -----------------------
respect of (i) tenant improvements under and pursuant to Leases, (ii) tenant concessions under and pursuant to Leases that are in effect on the date hereof or that are entered into in accordance with this Agreement (including Article
10) and (iii) leasing and brokerage commissions in connection with Leases.

          "Term" has the meaning specified in Section 3.1 hereof.
           ----                               -----------

          "Trailing 12-Month Net Operating Income" means, as of any date and
           --------------------------------------
with respect to the Property, the Net Operating Income of the Property for the immediately preceding twelve full calendar months.


                                   ARTICLE 2
                             ENGAGEMENT OF MANAGER
                             ---------------------

     2.1  Engagement of Manager.  Owner hereby engages Manager as manager and
          ---------------------
operator of the Property, and grants Manager the exclusive authority to manage, control and operate the Property on behalf of Owner, upon the terms and conditions of this Agreement, and each party undertakes and agrees to perform all of the terms, covenants and conditions required of it by, and to comply with all of, the provisions of this Agreement.


                                   ARTICLE 3
                                     TERM
                                     ----

     3.1  Term.  The term of this Agreement (the "Term") shall commence on the
          ----                                    ----
Com mencement Date hereof and, unless otherwise terminated or extended pursuant to the terms hereof, shall expire on the Closing Date (as defined in the Purchase Agreement).


                                   ARTICLE 4
                        AUTHORITY AND DUTIES OF MANAGER
                        -------------------------------

     4.1  Operation of the Property.  Manager shall operate the Property in a
          -------------------------
manner and at a level consistent with the Property Standards, to the extent Owner does not impair Manager's ability to maintain the Property in such manner or at such level, whether by withholding sufficient funds in contravention of the terms hereof, failing to perform the obli gations imposed on Owner pursuant to this Agreement or otherwise.

     4.2  Manager's Control and Discretion.  Subject to and to the extent
          --------------------------------
consistent with the terms of this Agreement, Manager shall have the exclusive right to manage, operate and maintain the Property, including without limitation, the control and discretion to operate the Property for all customary purposes and the authority to do the following in the name and for the account of Owner (except as otherwise provided herein):

          4.2.1 Retain such employees as Manager shall require. All such employees shall be employees of Manager and not of Owner, and Manager shall be solely responsible for all matters pertaining to the employment, supervision, compensation, promotion and discharge of such employees, provided that all wages and benefits payable to on-site employees up to the level of property manager and all local, state and federal taxes and assessments (including Social Security taxes, unemployment insurance and workers' compensation insurance) incident to the employment of such employees shall be paid out of Property Income as and to the extent provided in the applicable Annual Operating Budget.

          4.2.2  Retain, on behalf of Owner and subject to the limitations of

Section 17.2 hereof, such agents and contractors, including, without limitation,
------------
sub-managers, as Manager shall require.

          4.2.3 Determine and implement, all labor policies, including, without limitation, wage and salary rates and terms, fringe benefits, pension, retirement, bonus and employee benefit plans, collective bargaining agreements and the hiring and discharge of all employees and personnel of the Property.

          4.2.4 Supervise and maintain accurate books and records as described in Section 8.1.1 hereof, including, without limitation, the books of account and
   -------------
accounting procedures of the Property.

          4.2.5 Negotiate and enter into leases, subleases, licenses and concession agreements for space and services at the Property in the name of Owner.

          4.2.6 Make or cause to be made all repairs and replacements to the Property which Manager deems necessary or advisable so that it shall be adequately maintained and furnished at a level consistent with the Property Standards.

          4.2.7  Subject to the limitations contained in Section 17.2 hereof,
                                                         ------------
negotiate and enter into service contracts which Manager deems necessary or advisable for operating the Property, including, without limitation, contracts for electricity, gas, telephone, security, trash removal, extermination and other services which Manager deems advisable; provided, however, that any such
                                              --------  -------
service contracts shall be terminable by Owner or Manager without cause at any time upon not more than thirty (30) days' notice to the applicable service provider.

          4.2.8 Obtain necessary supplies and equipment for the operation of the Property.

          4.2.9 Hire on behalf of Owner such persons or organizations as independent contractors as Manager may deem necessary or advisable to provide advice with respect to Manager's performance hereunder, including, without limitation, attorneys, accountants and other professionals and specialists.

          4.2.10 Review any existing leases, licenses and concessions agreements for the Property and make changes as Manager deems appropriate.

          4.2.11 Pay any claim out of the Property Account, whether for taxes, Impositions or otherwise, asserted against Owner or against the Property.

          4.2.12 Institute any necessary or desirable legal actions or proceeding to collect charges or other income of the Property or to evict or dispossess non-paying or legally undesirable persons in possession, or cancel or terminate or sue for damages under any agreement relating to the operation of the Property other than this Agreement.

          4.2.13 Pay on behalf of Owner from the Property Account all Operating Expenses.

          4.2.14 Do all other things necessary or desirable for the proper operation of the Property, including, without limiting the foregoing, the purchase of all inventories, supplies and provisions.

     4.3  Compliance With Laws.  Manager shall comply in all material respects
          --------------------
with all Legal Requirements, including, without limitation, Board of Fire Underwriters, state and federal wage withholding requirements and the requirements of insurance companies covering any of the risks against which the Property is insured. Manager shall notify Owner in writing of any material allegations of non-compliance with, or violations of, any Legal Requirements.

     4.4  Right of Contest.  Manager may in good faith by means of an
          ----------------
appropriate proceeding contest the validity, applicability or amount of any Legal Requirements so long as (a) Manager has notified Owner before the date on which the obligation relating to such Legal Requirement is due of its intent to contest such Legal Requirement (but it shall not constitute a default hereunder or otherwise impair Manager's right to contest such Legal Requirements if Manager shall have failed to so notify Owner but shall otherwise diligently contest the validity, applicability or amount of a Legal Requirement in accordance with the other requirements hereof in good faith), (b) reserves in an amount reasonably satisfactory to Owner shall have been established during the pendency of such contest, (c) no imminent risk of sale, forfeiture or loss of any interest in or to the Property or any part thereof arises, in Owner's reasonable judgment, during the pendency of such contest, and (d) such contest does not have, and could not reasonably be expected to have, a material adverse effect on the Property. In such event, Manager shall indemnify and save harmless Owner and its employees from any and all loss, cost, damage, claim or expense (including, without limitation, reasonable out-of pocket attorneys' fees and disbursements) arising as a result thereof.

     4.5  Conferences with Owner.  With reasonable prior notice, from time to
          ----------------------
time, Manager shall meet with Owner and/or Owner's agents, employees and representatives at such time and place (via teleconference or in person) as shall be reasonably requested by Owner in order to review the operations of the Property, including, but not limited to, marketing and leasing strategies, and to consider such other issues in connection with the Property as Owner may raise. Manager shall keep Owner advised of any and all necessary or desirable changes of a material nature relating to the performance of Manager's duties hereunder or the operation of the Property. Manager shall use diligent efforts to implement all directions of Owner regarding the operation, leasing, maintenance and repair of the Property, all to the extent consistent with the Annual Operating Budget and the terms of this Agreement.

     4.6  Fiduciary Obligations.  Manager shall act in a fiduciary capacity with
          ---------------------
respect to the proper protection of and accounting for the Property and Owner's assets related thereto. In such fiduciary capacity, Manager shall deal at arms length with all third parties for the account of Owner.

     4.7  Co-operation.  Each party hereto shall cooperate fully with the other
          ------------
party hereto with respect to any proceedings before any court, board or other Governmental Authority which may in any way materially and adversely affect the rights of Owner or Manager hereunder or with respect to the Property. Manager and Owner shall cooperate in obtaining the benefits of any Condemnation Proceeds, Casualty Insurance Proceed or other insurance proceeds lawfully or equitably payable in connection with the Property.

                                   ARTICLE 5
                               AUTHORITY OF OWNER
                               ------------------

     5.1  Inspection of the Property.  Owner and its representatives may at any
          --------------------------
time, enter in and upon the Property to examine the condition thereof or for any other reason; provided, however, that such entry shall be subject to the rights
              --------  -------
of tenants of the Property and shall be consistent with applicable Legal Requirements.

                                   ARTICLE 6
                           MANAGEMENT FEE; EXPENSES.
                           -------------------------

     6.1  Management Fee.  Manager shall have the right to collect and receive
          ---------------
the Management Fee pursuant to the terms of  Section 7.3; provided,  however,
                                             -----------  --------   -------
that Manager shall not be entitled to collect and receive the Management Fee to the extent that the amount of such Management Fee, together with the amount of other non-qualifying income of Manager and HSP under section 856(c) (2) of the Code, exceeds five percent (5%) of the gross income of HSP in any given year.

     6.2  Expenses.   Manager shall cause to be paid on behalf of Owner from the
          ---------
Property Account, to the extent consistent with the then applicable Annual Operating Budget, all costs and expenses incurred by Manager connected with or related to the performance of Manager's duties and obligations hereunder, including, without limitation: (i) all out-of-pocket expenses of Manager to the extent incurred by Manager directly from the performance of Manager's duties and obligations hereunder, (ii) extraordinary types of expenses for projects such as labor negotiations, renovation or rehabilitation programs and special market, environmental, engineering or other studies, (iii) supervisory and man agement services with respect to the Property to be rendered by the personnel and staff of Manager, and (iv) engagement of outside professionals; provided, however,
                                                          --------  -------
that such
expenses shall be payable form the Property Account only to the extent consistent with the then applicable Annual Operating Budget.

     6.3  Non-Reimbursable Costs.  Notwithstanding anything to the contrary set
          ----------------------
forth in Section 6.2, the following costs and expenses incurred by or on behalf
         -----------
of Manager in connection with the Property shall be at the sole cost and expense of Manager and shall not be reimbursed by Owner or included in the Annual Operating Budget:

          6.3.1 costs of forms, papers, ledgers and other supplies and equipment used in Manager's office, unless such materials are required for the performance of Manager's duties hereunder, are purchased for and used exclusively in connection with the operation of the Property (and any other properties managed by Manager on behalf of Owner) and the performance of Manager's duties in connection therewith and are not suitable for any other use;

          6.3.2 costs attributable to losses arising from the negligence or wilful misconduct of Manager or its officers, directors, agents, employees or contractors;

          6.3.3 costs relating to the formation, administration or operation of Manager, including general accounting, office administration, gross salary and wages, benefits, payroll taxes and insurance (including, without limitation, unemployment insurance and workers' compensation insurance) of any employee of Manager at a level higher than property manager, and all other general overhead expenses of Manager, training expenses (other than for on-site employees of the Property) and income or franchise taxes;

          6.3.4 costs of all bonuses or other incentives paid by Manager to its employees at a level higher than property manager;

          6.3.5 amounts paid to Affiliates of Manager in excess of the charges that would have been incurred in an arms-length transaction with an unrelated third party;

          6.3.6 costs that would not have been incurred but for a default in the performance by Manager of its obligations hereunder;

          6.3.7 any other costs or expense expressly provided to be at Manager's expense under the terms of this Agreement; and

          6.3.8 any other costs or amounts not included in the Annual Operating Budget and not otherwise consented to by Owner (which consent shall not be unreasonably withheld or delayed) or otherwise provided for under the terms of this Agreement.

Manager shall not collect or charge any undisclosed fee, rebate, discount or commission relating to the operation or purchase of supplies and/or services for the Property.

                                   ARTICLE 7
                                 FLOW OF FUNDS
                                 -------------

          7.1  Sweep Account.  Owner has established with the Bank, in the name
               -------------
of Owner, a trust account (the "Sweep Account") for the purposes specified
                                -------------
herein. The Sweep Account shall be under the sole dominion and control of Owner, and Owner shall have the sole right to exercise all rights with respect to the funds on deposit therein from time to time in accordance herewith;

provided, however, that Owner shall direct the Bank to disburse the amounts in
--------  -------
the Sweep Account in accordance with Section 7.2.
                                     -----------

          7.1.1  Property Income; Rents. Owner and Manager shall cause all
                 ----------------------
tenants at the Property to make Rent payments directly into the Sweep Account, either by wire transfer or by check delivered to the Bank in accordance with its instructions for deposit into the Sweep Account. Manager shall collect (or cause to be collected), on behalf of Owner, all of the other Property Income from the Property and shall deposit such Property Income (other than tenant security deposits, which shall be held by Manager in a segregated bank account), immediately upon receipt thereof by Manager, directly into the Sweep Account.

          7.1.2  Casualty Insurance Proceeds.  Owner and Manager shall cause all
                 ---------------------------
Casualty Insurance Proceeds received with respect to the Property to be paid directly to the Bank, on behalf of Owner. If any such Casualty Insurance Proceeds are remitted to Manager, the same shall be received in trust for Owner, shall be segregated from other funds of Manager, shall be paid directly to the Bank and shall be forthwith paid into the Sweep Account. Owner and Manager hereby authorize and direct any affected insurance company to make payment of Casualty Insurance Proceeds with respect to the Property directly into the Sweep Account. Any Casualty Insurance Proceeds which are not applied towards the restoration of the Property shall constitute Property Income.

          7.1.3  Condemnation Proceeds.  Owner and Manager shall cause all
                 ---------------------
Condemnation Proceeds received with respect to the Property to be paid directly to the Bank, on behalf of Owner. If any Condemnation Proceeds are remitted to Manager, the same shall be received in trust for Owner, shall be segregated from other funds of Manager, shall be paid directly to the Bank and shall be forthwith paid into the Sweep Account. Any Condemnation Proceeds which are not applied towards the restoration of the Property shall constitute Property Income.

          7.2  Disbursement of Sweep Account Funds.  Provided that no Event of
               -----------------------------------
Default has occurred and is continuing, Owner shall, no less frequently than on a monthly basis, make disbursements to the Property Account of amounts on deposit in the Sweep Account within three (3) business days after receipt by Owner of an Officer's Certificate from Manager requesting a disbursement from the Sweep Account (each a "Disbursement Request") for payment of Operating Expenses, Tenant Capital Expenses, the Management Fee and other expenses pursuant to the Annual Operating Budget coming due for such month, together with a reasonable working capital reserve as may be mutually agreeable to

Owner and Manager. The Disbursement Request (i) shall set forth the amount of the disbursement requested for such calendar month, together with receipts, invoices and other evidence thereof reasonably satisfactory to Owner, and (ii) shall certify that (x) the amounts requested are required to pay an expense included in the Annual Operating Budget or are otherwise payable pursuant to the terms hereof, and (y) all material Operating Expenses theretofore coming due and for which Owner has disbursed funds to the Property Account have been paid. In addition to the monthly Disbursement Requests, Manager may from time to time request additional disbursements from the Sweep Account (each a "Special Disbursement Request") for payment of extraordinary Operating Expenses, Tenant Capital Expenses and other expenses which have been approved by Owner pursuant hereto but which have not theretofore been disbursed to the Property Account by Owner. The Special Disbursement Request (i) shall set forth the amount of the special disbursement requested, together with receipts, invoices and other evidence thereof reasonably satisfactory to Owner, and (ii) shall certify that
(x) the amounts requested are required to pay an expense necessary for the operation and maintenance of the Property in accordance with the Property Standards, and (y) all material Operating Expenses theretofore coming due and for which Owner has disbursed funds to the Property Account have been paid. Owner shall disburse funds to the Property Account within three (3) business days after the approval of a Special Disbursement Request, which approval shall not be unreasonably withheld or delayed.

          7.3  Property Account.   All funds on deposit in the Property Account
               -----------------
shall be the property of Owner. Manager shall use the amounts deposited in the Property Account for (i) payment to Manager of the Management Fee, (ii) retention of reserves for Basic Carrying Costs, Structural Costs and deferred maintenance in amounts specified in the applicable Annual Operating Budget,
(iii) payment of Operating Expenses, Tenant Capital Expenses for the Property and such other expenses as are payable pursuant to Section 6.2 hereof, and (iv) from time to time, payment to Owner of amounts not required, in Manager's reasonable discretion, for payment of the expenses set forth in clauses (i),
(ii) and (iii), above.

          7.4  Security Deposits.  Manager shall maintain all tenant security
               -----------------
deposits (unless and until the same are forfeited by the related tenant) in a segregated bank account established by Manager for the maintenance of security deposits, and all funds on deposit therein shall, subject to the rights of the related tenants, be the property of Owner.


                                   ARTICLE 8
                                   REPORTING
                                   ---------

                                 8.1  Financial Reporting.
                                      -------------------

          8.1.1  Books and Records.  Manager will keep and maintain or will
                 -----------------
cause to be kept and maintained on a calendar year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Owner), proper and accurate books, records and accounts reflecting all items of income and expense in connection with the operation by

Manager of the Property and in connection with any services, equipment or furnishings provided in connection with the operation of the Property by Manager, whether such income or expense be realized by Manager or by any other Person whatsoever (provided, however, that Owner shall promptly provide Manager with such additional information as Manager may reasonably require regarding any income or expense which Owner receives or incurs independent of Manager, in order to enable Manager to prepare any statements or reports required pursuant to this Section 8.1). During the Term of this Agreement and for three (3) years thereafter, Owner or Owner's employees or appointees shall have the right from time to time at all times upon reasonable notice to examine such books, records and accounts maintained for Owner by Manager, and to perform additional audit tests thereon, at the office of Manager or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Owner shall desire. Manager shall, within a reasonable period of time, correct any discrepancies revealed by Owner's examination and audit. Any and all audits conducted by Owner or Owner's employees or appointees shall be at the sole expense of Owner; provided, however, that if an audit reveals fraudulent or
                  --------  -------
intentional errors in record keeping or any fraudulent or intentional misappropriations of funds by Manager, or if an audit of any quarterly or annual statement prepared by Manager and submitted to Owner as required hereby reveals that the annual or quarterly net cash flow, as applicable, for the Property was underreported by the greater of $20,000 or more than four percent (4%) for such period, then the cost of the audit shall be borne by Manager.

          8.1.2  Annual Financial Statements.  Manager will furnish to Owner
                 ---------------------------
annually, within ninety (90) days after the close of each calendar year, (i) financial statements showing all Property Income and Operating Expenses for the Property for such calendar year, (ii) a balance sheet and income statement for Owner for such calendar year, and (iii) a calculation of the Net Operating Income of the Property as at the end of the preceding calendar year, such calculation to be made based upon the definition of "Net Operating Income" set forth in this Agreement, all prepared and audited by an Auditor, and certified by such Auditor to have been prepared in accordance with GAAP consistently applied, and accompanied by the unqualified opinion of such Auditor. Together with such calculation of Net Operating Income in each year, Manager shall furnish to Owner an Officer's Certificate certifying as of the date thereof that such financial statements have been prepared in accordance with GAAP consistently applied and that those financial statements fairly present in all material respects the financial condition and results of operations of the Property, as at the end of, and for, such calendar year.

          8.1.3  Quarterly Financial Statements.  Manager will furnish to Owner
                 ------------------------------
quarterly, within forty-five (45) days after the close of each of the first three quarterly periods in each calendar year (i) financial statements showing all Property Income and Operating Expenses for the Property for such quarterly period, (ii) a balance sheet and income statement for Owner for such quarterly period, and (ii) an Officer's Certificate stating that all such financial statements have been prepared in accordance with GAAP consistently applied, and that those financial statements fairly present, in all material respects, the financial condition and results of the operation of the Property for and at the end of such period, and that operating expenses with respect to the Property which have accrued as of the last day of the immediately preceding quarter have been fully paid or other wise provided for in its accounts. Manager shall also include with the foregoing certificate, monthly breakdowns for each month in such quarter. Manager shall prepare and deliver with the certificate described above, a calculation of net income calculated in accordance with GAAP and Net Operating Income of the Property as of the end of the period covered by such certificate, such calculation to be based upon the definition of "Net Operating Income" set forth in this Agreement.

          8.1.4  Property Cash Flow Statements.  Manager will furnish to Owner
                 -----------------------------
monthly a true, complete and correct cash flow statement with respect to the Property as at the end of the second preceding month in the form attached hereto as Exhibit B and made a part hereof, showing (x) all cash receipts of any kind
   ---------
whatsoever and all cash payments and disbursements, and (y) year-to-date summaries of such cash receipts, payments and disbursements, together with a certification of Manager stating that (a) such cash flow statement is true, complete and correct in all material respects and (b) all Operating Expenses with respect to the Property which have accrued and have been billed as of the last day of the second month preceding the delivery of such cash flow statement have been fully paid or otherwise provided for.

          8.2  Rent Roll.  Manager will furnish to Owner at the close of each
               ---------
quarterly period of each calendar year, a true, complete and correct Rent Roll for Property, accompanied by an Officer's Certificate dated as of the date of the delivery of such Rent Roll, certifying that such Rent Roll is true, correct and complete in all material respects as of its date.

          8.3  Material Adverse Effect.  Manager will furnish to Owner prompt
               -----------------------
written notice of any known condition or event which could reasonably be expected to have a Material Adverse Effect.

          8.4  Litigation.  Each party hereto shall furnish to the other prompt
               ----------
written notice of any actual or known threatened claims, litigation, suits, proceedings or disputes against or affecting any party hereto or the Property, which could reasonably be expected to have a Material Adverse Effect, or any material labor controversy resulting in or threatening to result in a strike against either party hereto or the Property or any proposal by any public authority which could reasonably be expected to result in the acquisition of any of the material assets or business of either party hereto or the Property.

          8.5  Additional Information.  Manager will furnish to Owner from time
               ----------------------
to time such other information regarding the financial condition, operations, business or prospects of Manager or the Property as Owner may reasonably request.

          8.6  Annual Operating Budget.  Manager shall prepare and deliver to
               -----------------------
Owner, within thirty (30) days prior to the commencement of each calendar year, an annual operating budget in respect of the Property for such ensuing calendar year (the "Annual Operating Budget"), which budget shall be approved or
           -----------------------
disapproved by Owner in writing within thirty (30) days of receipt thereof (such approval not to be unreasonably withheld or delayed). If Owner does not approve or disapprove the Annual Operating Budget (or portion thereof as to which Owner has not responded) within such 30-day period, Manager shall deliver a second notice to Owner requesting such approval or disapproval at the expiration of such 30-day period and, if Owner does not render its approval or disapproval within fifteen (15) days of its receipt of such second notice, the Annual Operating Budget shall be deemed disapproved upon expiration of such second 15-day period. If Owner disapproves the Annual Operating Budget, Owner shall specify the reasons for such disapproval to Manager, and Manager shall promptly resubmit such disapproved budget to Owner for review and approval in accordance with the foregoing provisions of this Section. The Annual Operating Budget shall reflect (i) projected Operating Expenses (projected on a cash basis in all instances other than with respect to Basic Carrying Costs) for the Property for such ensuing calendar year, (ii) projected Structural Costs for the Property for such ensuing calendar year (together with a three-year prospective projection for such Structural Costs), (iii) projected tenant improvements and brokerage commissions for the Property for such ensuing calendar year, and (iv) projected general administrative expenses to be incurred by Manager as a direct result of its performance of its obligations under this Agreement, or otherwise relating exclusively to the Property, for such ensuing calendar year. The aggregate amount of the items for the Property contained in the Annual Operating Budget may be increased by 5% by Manager without Owner's prior approval on a monthly year-to-date basis; provided, that Manager may, prior to obtaining Owner's
                    --------
consent, incur expenses in excess of the foregoing amount for the purpose of effecting emergency repairs necessary to preserve the value of the Property. During any period in any calendar year in which Manager is awaiting Owner's approval of the Annual Operating Budget for such calendar year, Manager shall operate the Property based upon the Annual Operating Budget last approved by Owner, less any non-recurring capital items included therein. Manager shall submit the 1997 Annual Operating Budget for the Property for approval by Owner no later than thirty (30) days following the Commencement Date. Until such time as an Annual Operating Budget for calendar year 1997 shall have been approved by Owner in accordance with the foregoing, the incurrence and payment of expenses (other than expenses for Basic Carrying Costs and the Management Fee) in excess of $5,000 in the aggregate per month shall be subject to the prior approval of Owner, which approval shall not be unreasonably withheld or delayed.

          8.7  Tax Returns.  Manager shall cause to be prepared all tax returns
               -----------
to be filed by Owner, and Manager shall deliver each such return to Owner for its approval and signature at least five (5) business days prior to the last date on which such return may be filed without penalty. Owner shall promptly provide to Manager or Manager's appointee all information necessary for completion of such returns. All costs incurred by Manager in the preparation and filing of all such tax returns shall be paid from the Property Account as an Operating Expense.

                                   ARTICLE 9
                                    LEASING
                                    -------

          Manager shall not enter into, modify or terminate Leases at the Property other than as permitted pursuant to this Article 9. Provided that no Event of Default has occurred and is continuing, Manager shall have the right to terminate existing Leases at the Property in accordance with their respective terms upon a default by the tenant thereunder, and prior to any such termination, Manager shall notify Owner with respect thereto. Provided that no Event of Default has occurred and is continuing, Manager shall also have the right to enter into Leases at the Property in the ordinary course of business on commercially reasonable terms to the extent consistent with a leasing plan prepared by Manager and approved by Owner (the "Leasing Plan"), to modify Leases at the Property on commercially reasonable terms consistent with the Leasing Plan and/or to terminate non-defaulted Leases at the Property if Manager determines that such termination is prudent and commercially reasonable and consistent with the Leasing Plan; provided, however, that with respect to the
                                  --------  -------
termination of a non-defaulted Lease covering more than 5,000 rentable square feet of the Property and with more than 18 months remaining in its term, or the modification of a Lease covering more than 5,000 rentable square feet of the Property and with more than 18 months remaining in its term, at the time of and after giving effect to such modification or termination on a pro forma basis for purposes of calculating the pro forma Trailing 12-Month Net Operating Income, as the case may be, the pro forma Trailing 12-Month Net Operating Income of the Property shall be not less than the Net Operating Income of the Property for the most recent twelve-month period as reflected in the audited financial statements for such 12-month period. Manager shall give notice quarterly (and copies) to Owner of any new Lease, modification of a Lease or termination of a Lease. If Manager desires to amend a Lease with more than 18 months remaining in its term or to terminate a non-defaulted Lease with more than 18 months remaining in its term, and if the Net Operating Income test set forth in the preceding sentence will not be satisfied after giving effect to such amendment or termination, Owner shall render its approval or disapproval of such amendment or termination (which approval shall not be unreasonably withheld or delayed) within ten (10) days of its receipt of a written request therefor from Manager. If Owner does not respond within such 10-day period, Manager shall submit a second written request to Owner at the expiration of such 10-day period. If Owner does not respond within seven (7) days after receipt of such second written request, Owner shall be deemed to have disapproved such amendment or termination, and, upon request by Manager, Owner shall state the reasons for such disapproval. Manager (A) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (B) shall not collect any of the rents more than one (1) month in advance (other than security deposits) unless deposited in the Sweep Account and property identified as prepaid rents to the Bank and to Owner;
(C) shall not execute any other assignment of lessor's interest in the Leases or the Property Income; and (D) shall deliver to Owner prompt written notice of the commencement of any material action or material legal proceeding by or against any tenant, together with copies of all documentation relating thereto reasonably requested by Owner. Manager shall maintain all tenant security deposits delivered under Leases in segregated trust accounts (or as otherwise required by applicable Legal Requirements).


                                   ARTICLE 10
                                   INSURANCE
                                   ---------

                                 10.1  Insurance.
                                       ---------

          10.1.1 Manager shall, in the name of and on behalf of Owner, keep the Property insured during the entire term of this Agreement for the mutual benefit of Manager and Owner against loss or damage by fire and against loss or damage by other risks and hazards covered by a standard ``All-Risk'' extended coverage policy, including riot and civil commotion, vandalism, malicious mischief, burglary and theft, and otherwise satisfying the Insurance Requirements. Such insurance shall be in an amount at least equal to the then full replacement cost of the Improvements and Equipment, without deduction for physical depreciation, and such that the insurer would not deem Owner a co-insurer under said policies. The policies of insurance carried in accordance with this Section shall contain the ``Replacement Cost Endorsement'' with a waiver of depreciation.

          10.1.2 Manager shall, in the name of and on behalf of Owner, for the mutual benefit of Manager and Owner, also obtain and maintain during the entire term of this Agreement the following policies of insurance:

          a. flood insurance if any part of the Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto) in an amount at least equal to the maximum limit of coverage available under said Act with respect to the Improvements and Equipment located on the Property;

          b. broad-form commercial general liability insurance (including protective liability coverage on operations of independent contractors engaged in construction, blanket contractual liability insurance and garage liability insurance, with the exclusion for explosion, collapse and underground property damage removed) written on a per-occurrence basis with limits reasonably satisfactory to Owner;

          c. rental loss insurance covering risk of loss due to the occurrence of any of the hazards covered by the insurance described in paragraph 10.1.1 above, in an amount equal to the aggregate amount of all rents and additional rents payable by all of the tenants under the Leases (whether or not such Leases are terminable in the event of a fire or casualty), for a period of at least eighteen (18) months after the date of occurrence of the hazard in question;

          d. insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements;

          e. in the event the Property is located in an area at high risk for earthquakes, as reasonably determined by Owner, and at the reasonable discretion of Owner, earthquake insurance on such basis and in such amounts as Owner may reasonably require, to the extent such insurance continues to be generally available at commercially reasonable premiums;

          f. such insurance coverage with respect to environmental liabilities associated with the Property as reasonably required by Owner, to the extent such insurance continues to be generally available at commercially reasonable premiums; and

          g. such other or additional insurance as may be required by Owner from time to time (including adjustments to the insurance coverages required pursuant to clauses (a ) through (f ) above) against hazards that at the time
           ---------------------------
are commonly insured against and in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties and assets comparable to the Property.

          10.1.3  All policies of insurance (the ``Policies'') required pursuant
                                                   ---------
to this Section 10.1 (i) shall name Owner as the Person to which all payments
        ------------
made by such insurance company shall be paid; (ii) shall be maintained throughout the term of this Agreement; (iii) shall be delivered to Owner (or Owner shall receive original certificates of insurance and certified copies of all Policies); (iv) shall contain such provisions as Owner shall reasonably require, including endorsements providing that neither Manager, Owner nor any other party shall be a co-insurer under said Policies and that Owner and Manager shall receive at least thirty (30) days' prior written notice of any material modification thereto or cancellation thereof; and (v) shall be reasonably satisfactory in form and substance to Owner and Manager, including as to amounts, form, deductibles, loss payees, and insureds. Each of such Policies shall name Owner and Manager as an insured thereunder. Not later than thirty
(30) days prior to the expiration date of each Policy, Manager will deliver to Owner evidence of the renewal thereof satisfactory to Owner.

          10.1.4  All Policies required pursuant to this Section 10.1 shall be
                                                         ------------
issued by insurers authorized to issue insurance in the State in which the Property is located and which insurers shall be rated ``A'' or better by the Rating Agency and AX or better by A.M. Best's, or shall be approved in writing by Owner.


          10.1.5 The insurance required by this Agreement, at the option of Manager, may be effected by blanket and/or umbrella Policies covering the Property and other properties owned and/or managed by Manager or its Affiliates;

provided, however,
--------  -------
that, in each case, the Policies otherwise comply with the provisions of this Agreement and allocate to the Property, from time to time, the coverage specified in this Agreement without possibility of reduction or co-insurance by reason of, or damage to, any other property named therein. If the insurance required by this Agreement shall be effected by such blanket or umbrella Policies, Manager shall furnish to Owner original policies, or certified copies together with the certificates described in Section 10.1.3, with schedules
                                            --------------
attached thereto showing the amount of the insurance provided under such Policies which is applicable to the Property.

          10.2  Cost of Coverage.  The cost of any premium and deductibles
                ----------------
incurred in complying with the terms of this Article 10 shall be treated as an Operating Expense hereunder.


                                   ARTICLE 11
                         TAXES, IMPOSITIONS AND CHARGES
                         ------------------------------

          11.1  Taxes.  Manager, on behalf of Owner, shall pay from the Property
                -----
Account when and as the same are due and payable (unless same are contested by Manager in accordance with Section 11.3), in the name and for the account of
                           ------------
Owner in such installments as permitted by law, all water charges, real estate taxes, use and sales taxes, personal property taxes, employment, payroll, withholding, social security or similar taxes, historic or landmark district assessments and betterment assessments levied or assessed on or against the Property or any portion thereof by any taxing authority for any fiscal period of the taxing authority (collectively, "Taxes"), all or any part of which period is
                                     -----
included in the Term of this Agreement. The portion of any such amount so paid shall be treated as an Operating Expense hereunder.

          11.2  Impositions and Charges.  Manager, on behalf of Owner, shall pay
                -----------------------
from the Property Account and discharge, or cause to be paid and discharged, when and as the same are due and payable (unless same are contested by Manager in accordance with Section 11.3), in the name of and for the account of Owner,
                   ------------
all Impositions as well as all lawful claims for labor, materials and supplies or otherwise, which could become a lien on the Property (collectively,

"Claims").
 ------

          11.3  Right of Contest.  Manager may in good faith, and shall at
                ----------------
Owner's request, by means of an appropriate proceeding contest the validity, applicability or amount of any Taxes, Impositions or Claims so long as (a) Manager has notified Owner before the date on which the Tax, Imposition or Claim becomes delinquent of its intent to contest such Tax, Imposition or Claims (but it shall not constitute a default hereunder or otherwise impair Manager's right to contest any such Taxes, Impositions or Claims if Manager shall have failed to so notify Owner but shall otherwise diligently contest the validity, applicability or amount of such Tax, Imposition or Claim in accordance with the other requirements hereof in good faith), (b) reserves in an amount reasonably satisfactory to Owner shall have been established during the pendency of such contest, (c) no imminent risk of sale, forfeiture or loss of any interest in or to the Property or any part thereof arises, in Owner's reasonable judgment, during the pendency of such contest, and
(d) such contest does not have, and could not reasonably be expected to have, a material adverse effect on the Property.

                                   ARTICLE 12
                            MAINTENANCE AND REPAIRS
                            -----------------------

          Manager shall, from time to time on behalf of Owner, cause such repairs and mainte nance to be performed as Manager deems necessary or advisable to keep the Property in good operating condition consistent with the Property Standards and the requirements of any Leases (and the cost of any such repairs or maintenance shall be paid on behalf of Owner from the Property Account, subject to the provisions of Section 18.1, by Manager ).
                             ------------


                                   ARTICLE 13
                           CASUALTY AND CONDEMNATION
                           -------------------------

          13.1  Notice to Owner.  Manager shall give prompt written notice to
                ----------------
Owner of any Casualty at or Condemnation of the Property or any part thereof and shall deliver to Owner copies of any and all papers served in connection with such proceedings.

          13.2  Settlement of Claims. Upon the occurrence of (x) any Casualty at
                ---------------------
or Con demnation of the Property or any part thereof during the existence of an Event of Default hereunder, or (y) any the occurrence of any Casualty at or Condemnation of the Property or any part thereof affecting seventeen and one-half percent (17.5%) or more of the total square footage of the Improvements included in the Property (a "Major Casualty/Condemnation"), Owner alone shall
                             ---------------------------
have the right, in its sole and absolute discretion, to settle, adjust or compromise any claim (i) under any related policy of insurance or (ii) in connection with a Condemnation thereof. In all other cases, Owner and Manager shall consult and cooperate with each other and each shall be entitled to participate in all meetings and negotiations with respect to the settlement of such claim. Any adjustment or settlement by Manager of any claim shall be subject to the prior approval of Owner.

          13.3  Total Destruction.  If the Property shall be totally or
                -----------------
substantially destroyed by fire or other casualty, either party shall have the option to terminate this Agreement by notice served upon the other party within one hundred twenty (120) days after such fire or other casualty. Any such notice of termination shall become effective thirty (30) days after the giving of the same.

          13.4  Total Taking.  If all of the Property shall be taken or
                ------------
condemned in any eminent domain, condemnation or like proceeding by any competent authority, or if such a portion thereof shall be taken or condemned as to make it imprudent or unreasonable, in the reasonable opinion of Owner or Manager, to use the remaining portion as the Property in the same manner as immediately preceding such taking or condemnation, then, in either event, at the option of either party, this Agreement shall cease and terminate as of the date upon which the parties shall be required to surrender possession.


                                   ARTICLE 14
                           ENVIRONMENTAL OBLIGATIONS
                           -------------------------

                                 14.1  Covenants of Manager. Manager covenants
                                       --------------------
and agrees that, with respect to the Property:

          14.1.1 Manager shall comply in all material respects with the requirements of all Environmental Laws and shall exercise commercially reasonable efforts to cause all tenants and other occupants of the Property to comply with the requirements of all Environmental Laws, unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          14.1.2 Manager shall promptly (and in any event within ten (10) days after receipt thereof) forward to Owner copies of all orders, pleadings, citations, indictments, complaints, consents, notices, permits and reports received by it in connection with any Hazardous Materials Activity or the release of any Hazardous Materials in violation of Environmental Laws or otherwise alleging a violation of Environmental Laws or other matters relating to any Environmental Law, as they may affect the Property.

          14.1.3 Manager shall promptly advise Owner in writing and in reasonable detail of (i) any Hazardous Materials Activity known to Manager to be required to be reported to any Governmental Authority under any applicable Environmental Laws; (ii) any material remedial action taken by Manager or of which Manager becomes aware with respect to any other Person in response to (x) the presence, storage, use, disposal or transportation of any Hazardous Materials or any Hazardous Materials Activity at, in, on, under, from or about the Property in violation of any applicable Environmental Laws, or (y) any Environmental Claim of which it becomes aware; (iii) any Environmental Matter in violation or alleged violation of Environmental Law of which it becomes aware which could reasonably be expected to have a Material Adverse Effect; (iv) any material change in the use or occupancy of the Property or any portion thereof, including such information as Owner shall reasonably require regarding the business and operations of any new tenant or occupant of the Property, or any material change in the business or operations of any existing tenant or occupant of the Property or any portion thereof; or (v) the discovery by Manager of any event or situation which renders any of the Environmental Representations inaccurate in any material respect (if such Environmental Representation has been made at the time of such discovery).

          14.1.4 If Owner reasonably believes that an event or situation exists which could reasonably be expected to have a Material Adverse Effect, then at the written request of Owner, Manager shall (i) within forty-five (45) days after the receipt of a written request from Owner submit a preliminary written environmental plan (which plan shall be subject to Owner's reasonable approval) which (A) after reasonable investigation and description of such event or situation, identifies the action, if any, that Manager proposes to take, or to cause to be taken, with respect to such event or situation, including, without limitation, the giving of notice to and receipt (or expected receipt) of approval from appropriate Governmental Authorities, if such notice or approval is required by applicable Environmental Laws, and (ii) as soon as practicable thereafter using diligent efforts to prepare the same (unless such plan has not identified any material noncompliance with Environmental Laws, in which case this clause (ii) shall not apply), submit a written environmental site assessment or environmental audit report prepared by an environmental engineering firm selected by Manager and reasonably acceptable to Owner which sets forth a reasonably detailed description of such event or situation and the action that should be taken with respect thereto, including, without limitation, any proposed clean-up, remediation, removal or other response action, the estimated cost and time of completion, the Governmental Authorities contacted, the Governmental Authorities claiming jurisdiction, if any, the approvals required from any Governmental Authority and the estimated time to obtain such approvals, and such additional data, instruments, documents, agreements or other materials or information as Owner may reasonably request. Manager shall promptly following delivery of the environmental report and other materials specified in clause (ii) above, commence such action or work, or cause such action or work to be commenced, shall diligently and continuously pursue such action or work to completion, or shall cause such action or work to be diligently and continuously pursued to completion, and shall report to Owner monthly after commencement of such action or work on the status thereof.

          14.1.5 Manager shall promptly take, or cause to be taken, any and all action in connection with the presence, storage, use, disposal or transportation of any Hazardous Materials or any Hazardous Materials Activity at, in, on, under, from or about the Property in order to comply in all material respects with all applicable Environmental Laws and permits, authorizations, orders and requirements of Governmental Authorities. In the event Manager undertakes, or causes to be undertaken, any remedial action with respect to any Hazardous Materials on, under or about the Property, such remedial action shall be conduct ed and completed in compliance in all material respects with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all Governmental Authorities except when, and only to the extent that, liability for such presence, storage, use, disposal or transportation of any Hazardous Materials or Hazardous Materials Activity is being contested in good faith by Manager or Owner by appropriate proceedings.

          14.2  Rights of Owner to Remediate.  In the event Manager shall fail
                ----------------------------
to comply with Section 14.1, Owner may, after delivery of written notice to
              -------------
Manager describing in reasonable detail such failure to comply, give such notices and/or cause such work to be per formed at the Property and/or take any and all other actions as shall be reasonably necessary or advisable in order to perform clean-up, remediation, removal or mitigation of the condition created or arising from any Hazardous Materials Activity or the release of any

Hazardous Materials.

          14.3  Environmental Indemnity.  Subject to the limitations set forth
                -----------------------
in Section 14.4 below, Manager shall, at its sole cost and expense, at all times
   ------------
defend (with counsel reason ably acceptable to the Owner), indemnify and hold harmless the Indemnitees, and each of them, against and from any and all Environmental Expenses (as hereinafter defined) and all other claims (including, without limitation, Environmental Claims), suits, actions, debts, damages, losses, liabilities, obligations, judgments, charges, fines, penalties, encumbrances, liens, and costs and expenses (including, without limitation, reasonable out-of-pocket attorneys' fees and expenses) (each individually, an

"Environmental Loss"), of any nature whatsoever and related to an Environmental
-------------------
Matter, whether direct, indirect or consequential (other than lost profits or the diminution in value of the Property), and whether based on any federal, state, local or foreign laws, statutes, rules or regulations (including Environmental Laws), on common law or equitable cause or contract or otherwise (collectively, the "Indemnified Expenses") suffered or incurred by Owner and
                    --------------------
arising out of or relating to any Environmental Matter.  "Environmental
                                                          -------------
Expenses" means all of the following: (a) costs incurred in accordance with this
Article 14 and in good faith in connection with the investigation, inspection, monitoring, studying, sampling, testing, clean-up, containment, remediation and/or removal of all Hazardous Materials, costs incurred in good faith to mitigate damages, closure costs, costs incurred in good faith for restoration, and all other costs of responding to any Environmental Matter incurred in good faith; (b) costs incurred in accordance with this Article 14 and in good faith to cure, remediate or otherwise address any violations of Environmental Laws;
(c) damages for personal injury or death, property loss, or other loss resulting from any Environmental Matter; (d) civil and criminal judgments, fines and penalties resulting from any Environmental Matter; (e) costs incurred in accordance with this Article 14 and in good faith to remove any liens imposed by law or otherwise in favor of any violations of Environmental Laws; (f) damages for personal injury or death, property loss, or other loss resulting from any Environmental Matter; (g) civil and criminal judgments, fines and penalties resulting from any Environmental Matter; (h) costs incurred in accordance with this Article 14 and in good faith to remove any liens imposed by law or otherwise in favor of any Governmental Authority in connection with any Environmental Matter; (i) reasonable out-of-pocket attorneys', accountants', consultants', and experts' fees and disbursements, administrative costs, forum costs and other reasonable out-of-pocket expenses (including any such reasonable fees, disbursements, costs and expenses incurred as a result of the supported or alleged presence of Hazardous Materials or the assertion of groundless, false, or fraudulent claims, demands or proceedings) incurred in good faith in connection with any Environmental Matter; (j) third party claims for injury to, destruction of, or loss of, natural resources; (k) consequential and punitive damages resulting from any Environmental Matter; (l) sums paid in good faith and any other liability to any Govern mental Authority, or any other Person for any costs or expenses described above; (m) sums paid in good faith in satisfaction of judgments resulting from any Environmental Matter; (n) settlement costs incurred in good faith resulting from any Environmental Matter; and (o) all other costs and expenses of any kind or nature, whether similar or dissimilar to the foregoing, incurred in good faith and resulting from any Environmental Matter.

Notwithstanding anything to the contrary contained in the foregoing, the costs and expenses described in clauses (a), (b), (e), (i) and (o) shall be deemed "Environmental Expenses" hereunder only if incurred (1) in connection with a
-----------------------
claim or demand asserted against an Indemnitee, (2) after the occurrence and during the continuance of an Event of Default, (3) in connection with the performance by an Indemnitee of any of Manager's obligations under this Article 14 after Manager shall have failed to perform such obligation when such performance was due, or (4) otherwise in connection with the performance of any action that Manager is expressly permitted to perform pursuant to the terms of this Article 14. Notwithstanding anything to the contrary contained in the foregoing, the costs and expenses described in clause (k) above shall be deemed "Environmental Expenses" hereunder only if incurred (x) with the consent of
 ----------------------
Manager or (y) after the occurrence and during the continuance of an Event of Default, or (z) if Manager shall default in the performance of its obligation to defend, indemnify and hold an Indemnitee harmless as provided herein, and such default shall continue for 10 Business Days after written demand therefor is given to Manager.

          If Manager shall fail to perform the obligation to defend any Indemnitee hereunder after written request therefor by such Indemnitee, such Indemnitee may so perform, at its option and without relieving Manager of its obligations hereunder, but all reasonable costs and expenses so incurred by such Indemnitee shall be reimbursed by Manager, including reasonable fees and disbursements of counsel. Except as set forth in Section 14.4 below, the
                                                 ------------
foregoing indemnity shall survive any conveyance of the Property, or any portion thereof. The foregoing agreement by Manager to indemnify shall apply regardless of whether or not any Environmental Matter is the fault of Manager or any other Person (subject to the provisions of Section 14.4 below), and regardless of
                                     ------------
whether or not any Environmental Matter had been disclosed to Owner and whether or not Owner has actual or constructive knowledge of such Environmental Matter from any other source.

          14.4  Limitation on Indemnity.  Notwithstanding anything to the
                -----------------------
contrary contained in this Article 14:

          14.4.1 Manager shall not be liable hereunder to Owner to the extent (but only to the extent) of that portion of any Indemnified Expenses which is attributable to the affirmative act or negligence or willful misconduct of Owner or its agents or any predecessor-in-interest of Owner, on or in connection with the Property which causes the introduction or release of a Hazardous Materials at the Property; and

          14.4.2 Manager shall not be liable for Environmental Losses relating to or arising out of any Hazardous Materials Activity which occurs after the date of termination of this Agreement, except to the extent such Environmental Losses arise out of or as a result of (a) the existence or occurrence at any time prior to the termination of this Agreement of any Hazardous Materials Activity, (b) any violation, prior to such termination date, of any applicable Environmental Laws relating to the Property or to the ownership, use, occupancy or operation thereof, (c) any investigation, inquiry, order, hearing, action or other proceeding by or before any Governmental Authority in connection with any Hazardous Materials Activity prior to such termination date, (d) any Environmental Claim relating to the Property prior to such termination date, or
(e) the breach of any covenant set forth in this Article 14 or the inaccuracy of any of the Environmental Representations.

          14.5  Cost of Compliance. Any costs and expenses incurred by Manager
                ------------------
in complying with the terms of Section 14.1 shall be treated as an Operating
                               ------------
Expense hereunder.

          14.6  Survival.  Manager's obligations under Section 14.3 shall
                --------                               ------------
survive the termination of this Agreement.



                                   ARTICLE 15
                                EVENT OF DEFAULT
                                ----------------

          15.1  Event of Default.  If one or more of the following events shall
                ----------------
occur, such event(s) shall be deemed to constitute an "Event of Default"
                                                       ----------------
hereunder:

          15.1.1 If Manager shall make a general assignment for the benefit of creditors or acknowledges in writing that it generally cannot pay its debts as they become due; or

          15.1.2 If Manager's interest under this Agreement shall be taken on execution of a judgment; or

          15.1.3 If Manager files a petition for adjudication as a bankrupt, for reorganization or for an arrangement under any bankruptcy or insolvency law, or if any involuntary petition under such law is filed against Manager and not dismissed within ninety (90) days thereafter; or

          15.1.4  If Manager assigns this Agreement in violation of Article 17;
or

          15.1.5 If there is a material default by Manager under this Agreement which is not cured within thirty (30) days after receipt of written notice from Owner specifying such default, or, with respect to a material default which is not susceptible to cure within thirty (30) days but which may be cured within a discrete period of time, Manager shall not have commenced such cure within said thirty (30) day period, shall not thereafter diligently prosecute such cure to completion or shall not have completed such cure within ninety (90) days; or

          15.1.6 If an Event of Default occurs under that certain Second Amended and Restated Loan Agreement dated and effective as of September 9, 1996, by and between HSP-QRS Corp., as borrower, and PaineWebber Incorporated, as lender (as "Event of Default" is defined therein); or

          15.1.7 If an Event of Default occurs under the Purchase Agreement (as "Event of Default" is defined therein).


                                   ARTICLE 16
                            TERMINATION OF AGREEMENT
                            ------------------------

          16.1  Termination of Agreement by Owner.  Owner may terminate this
                ----------------------------------
Agreement by written notice to Manager only upon the occurrence of an Event of Default and the expiration of any applicable cure periods.

          16.2  Manager's Rights Upon Termination.  Subject to any claims or
                ---------------------------------
off-sets which Owner may have, upon termination of this Agreement pursuant to the terms hereof, Manager shall be entitled to receive the following sums: (i) reimbursement from the Property Account of all expenses incurred prior to termination with respect to the Property to the extent Manager is permitted to obtain reimbursement from the Property or Owner under this Agree ment; and (ii) payment of all of the Management Fees to which it would be entitled through the date of termination (and nothing herein shall be construed as entitling Manager to any Management Fees which may otherwise accrue for any period following the date of termination). Upon termination of this Agreement, Manager shall render a final accounting within sixty (60) days after the end of the month of termination, regardless of the reason for such termination and Owner shall provide Manager with access to the necessary accounting records in order to enable Manager to prepare such final accounting.


                                   ARTICLE 17
                            ASSIGNMENT AND TRANSFER
                            -----------------------

          17.1  Binding on Successors and Assigns.  Except as otherwise
                ---------------------------------
expressly provided herein, the terms, covenants and conditions under this Agreement required to be performed and observed by Manager or Owner shall be binding upon Manager or Owner, as the case may be, and their respective successors and assigns and shall inure to the benefit of Owner or Manager, as the case may be, and their respective permitted successors and assigns.

          17.2  Assignment by Manager.  Manager shall not, without the prior
                ---------------------
written consent of Owner, (a) directly or indirectly assign or transfer, whether voluntarily or by operation of law this Agreement or any interest therein, or
(b) delegate all or substantially all of Manager's duties hereunder to a third party not an Affiliate of Manager for a fee in excess of the Management Fee; provided, however, that Manager may, without the prior written consent of Owner,
--------  -------
assign this Agreement to (i) an Affiliate, parent or subsidiary of Manager, or
(ii) to an entity not constituting a qualified real estate investment trust subsidiary under the Code but in which HSP owns at least fifty percent (50%) of the non-voting securities. In addition, and without limiting the foregoing, Owner acknowledges that (x) Manager and HSP are parties to an Administrative Services Agreement pursuant to which some or all of

Manager's duties hereunder will be performed by HSP, and (y) a substantial portion of Manager's duties hereunder may be undertaken by tenants of the Property pursuant to the terms of their respective Leases, and Owner consents to such arrangements.

          17.3  Transfer by Owner.  Owner shall not directly or indirectly
                -----------------
assign, transfer or encumber whether voluntarily or by operation of law all or any portion of the Property or any interest therein, without the prior written consent of Manager, other than a transfer or encumbrance subordinate and subject to in all respect this Agreement, the Purchase Agreement and all related documents, and provided that in connection with any such subordinate transfer or encumbrance, (i) the proposed transferee is permitted pursuant to the Purchase Agreement, and (ii) the proposed transferee agrees in writing to be bound by all of the terms of this Agreement and the Purchase Agreement.

          17.4  No Third Party Beneficiaries.  Except as provided by the terms
                ----------------------------
of Section 14.3, nothing in this Agreement, express or implied, shall confer
   ------------
upon any person or entity, other than the parties hereto and their authorized successors and assigns, any rights or remedies under or by reason of this Agreement.

          17.5  Continuing Liability.  All references to "Owner" and "Manager"
                --------------------
throughout this Agreement shall include and apply to their respective successors and permitted assigns; provided, however, that no assignment of this Agreement
                       --------  -------
shall relieve the assignor of its obligations and liabilities under this Agreement.


                                   ARTICLE 18
                                  INDEMNITIES
                                  -----------

          18.1  Indemnification of Owner.  Manager shall indemnify, defend,
                -------------------------
protect, hold and save harmless the Indemnitees from and against any and all liability, claim, loss, damage, cost or expense (collectively, "Indemnified
                                                                -----------
Liabilities") (including, without limitation, reasonable out-of-pocket
-----------
attorneys' fees and disbursements) in connection with or related to any breach or default by Manager under this Agreement, Manager's negligence, willful misconduct or fraud, or any acts of Manager outside the scope of Manager's authority hereunder; provided, however, that Manager shall not have any
                     --------  -------
obligation to any Indemnitee hereunder to the extent that such Indemnified Liabilities arise from gross negligence, illegal acts, fraud or willful misconduct of such Indemnitee, its agents, officers, directors, con tractors or employees. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Manager shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitee or any of them.

          Promptly after receipt by an Indemnitee of notice of any claim or the commencement of any action for which indemnity may be sought against Manager under this Agreement, such Indemnitee shall notify Manager in writing of the receipt of such claim. Manager shall be entitled to assume the defense of any claim with counsel reasonably satisfactory to such Indemnitee, and after notice from Manager to such Indemnitee of its election so to assume and actual assumption of the defense thereof with counsel reasonably satisfactory to such Indemnitee, Manager shall not be liable to such Indemnitee under any indemnity agreement set forth herein for any legal or other expense subsequently incurred by such Indemnitee in connection with the defense thereof other than reasonable fees and expenses of separate counsel retained by such Indemnitee if (a) Manager and such Indemnitee shall have agreed to the retention of such counsel or (b) such Indemnitee shall have reasonably concluded that representation of Manager and such Indemnitee by the same counsel would be inappropriate due to actual or potential conflicting interests between them. Manager shall have no liability for any settlement of any action or claim effected without its consent, but if settled with such consent or if there be a final judgment for the plaintiff not stayed by appeal, Manager agrees to indemnify the Owner from and against any loss or liability required to be paid by the Owner by reason of such settlement or judgment if and to the extent required by, and subject to the limitations of, the terms of this Agreement. Manager agrees to consult in advance with Owner with respect to the terms of any proposed waiver, release or settlement of any claim, liability, proceeding or other action against Manager to which any Indemnitee may also be subject, and to use reasonable efforts to afford Owner and any such Indemnitee the opportunity to join in such waiver, release or settlement.

          18.2  Indemnification of Manager.  Owner shall indemnify, defend,
                ---------------------------
protect, hold and save harmless Manager and its Affiliates from and against any and all liability, claim, loss, damage, cost or expense (including, without limitation, reasonable out-of-pocket attorneys' fees and disbursements) sustained or incurred by, or asserted against, Manager or its Affiliates by reason of or arising out of the performance of Manager's duties within the scope of, and in accordance with the terms of, this Agreement, other than any such liability, claim, loss, damage, cost or expense sustained, incurred or asserted by reason of or arising out of any matter within the scope of Manager's indemnification of Owner under Section 18.1. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Owner shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all liability, claim, loss, damage, cost or expense incurred by Manager or its Affiliates or any of them.

          Promptly after receipt by Manager or its Affiliates of notice of any claim or the commencement of any action for which indemnity may be sought against Owner under this Agreement, such Person shall notify Owner in writing of the receipt of such claim. Owner shall be entitled to assume the defense of any claim with counsel reasonably satisfactory to such Person, and after notice from Owner to such Person of its election so to assume and actual assumption of the defense thereof with counsel reasonably satisfactory to such Person, Owner shall not be liable to such Person under any indemnity agreement set forth herein for any legal or other expense subsequently incurred by such Person in connection with the defense thereof other than reasonable fees and expenses of separate counsel retained by such Person if (a) Owner and such Person shall have agreed to the retention of such counsel or (b) such Person shall have reasonably concluded that representation of Owner and such Person by the same counsel would be inappropriate due to actual or potential conflicting interests between them. Owner shall have no liability for any settlement of any action or claim effected without its consent, but if settled with such consent or if there be a final judgment for the plaintiff not stayed by appeal, Owner agrees to indemnify Manager and its Affiliates from and against any loss or liability required to be paid by the Manager or its Affiliates by reason of such settlement or judgment if and to the extent required by, and subject to the limitations of, the terms of this Agreement. Owner agrees to consult in advance with Manager with respect to the terms of any proposed waiver, release or settlement of any claim, liability, proceeding or other action against Owner to which Manager or any of its Affiliates may also be subject, and to use reasonable efforts to afford Manager and any such Affiliates the opportunity to join in such waiver, release or settlement.


                                  ARTICLE 19
                                 MISCELLANEOUS
                                 -------------

          19.1  Notices.  All notices, demands, offers, elections or other
                -------
communications required or permitted by this Agreement shall be in writing and shall be delivered by hand or by facsimile or deposited in the U.S. mail, by registered or certified mail, postage prepaid, or overnight courier, with return receipt requested and addressed to the addresses set forth below or such other address as, from time to time, shall be supplied by either party to the other by like notice, with a copy of each notice to each party's attorney set forth below and shall be deemed to have been given or delivered on the earlier of the date of the delivery or two business days after the date of the mailing.

         If to Owner:     PW ACQUISITIONS I, LLC
                          c/o PaineWebber Real Estate Securities, Inc.
                          1285 Avenue of the Americas, 19th Floor
                          New York, NY  10019
                          Attn: William W. Evans, III
                          Telephone: 212-713-7906
                          Telecopy: 212-713-7949

         With a copy to:  O'MELVENY & MYERS LLP
                          153 East 53rd Street
                          New York, NY  10022
                          Attn: Robert S. Insolia, Esq.
                          Telephone: 212-326-2000
                          Telecopy: 212-326-2061

         If to Manager:   HSP-QRS CORP.
                          251 South Lake Avenue, Suite 700
                          Pasadena, CA  91101
                          Attn:  Mr. Joel S. Marcus
                          Telephone: 818-578-0777
                          Telecopy: 818-578-0770

         With a copy to:  HSP-QRS CORP.
                          11440 West Bernardo Court, Suite 170
                          San Diego, CA  92127
                          Attn:  Gary A. Kreitzer, Esq.
                          Telephone:  619-592-6801
                          Telecopy:  619-592-6814

         With a copy to:  SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
                          300 South Grand Avenue
                          Los Angeles, CA  90071
                          Attn:  Rand S. April, Esq.
                          Telephone: 213-687-5060
                          Telecopy: 213-687-5600

          19.2  Governing Law.  This Agreement is being executed and delivered
                -------------
in the State of New York and shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law.

          19.3  Captions.  The captions and headings throughout this Agreement;
                --------
and its table of contents are for convenience and reference only, and they shall in no way be held or deemed to define, modify or add to the meaning, scope or intent of any provision of this Agreement.

          19.4  Consents.  Except as otherwise expressly provided therein,
                --------
whenever in this Agreement the consent, determination, decision or approval of Owner or Manager is required, such consent, determination, decision or approval shall be in the sole discretion of such party and shall be in writing, signed by a duly authorized officer or agent of the party granting such consent or giving such approval. Whenever in this Agreement consent or approval is required, the failure to respond within ten (10) days (unless different time periods are specified herein) of the receipt of the written request for such consent or approval shall be conclusively deemed to constitute disapproval.

          19.5  Manager as Agent.  Manager will perform all of its duties
                ----------------
hereunder as agent for Owner, and nothing herein contained shall constitute or be construed to be or create a co-partnership, joint venture, trustee, or landlord/tenant relationship between Owner and Manager with respect to the management of the Property as provided for in this Agreement.

          19.6  No Waiver.  No assent, expressed or implied, by Owner or Manager
                ---------
to any breach of or default in any term, covenant or condition which this Agreement requires to be performed or observed by the other party shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term, covenant or condition hereof.

          19.7  Severability.  In the event that any one or more of the phrases,
                ------------
sentences, clauses or paragraphs contained in this Agreement shall be declared invalid by a final and unappealable order, decree or judgment of any court, this Agreement shall be construed as if it did not contain such phrases, sentences, clauses or paragraphs.

          19.8  Entire Agreement.  This Agreement constitutes the entire
                ----------------
agreement between the parties hereto relating to the management of the Property, superseding all prior agreements or undertakings, oral or written related to such management. Manager and Owner each acknowledge that they have entered into the Purchase Agreement relating to Manager's purchase of the ownership interests in Owner. Owner has not relied on any projection of earnings, statements as to the possibility of future success or other similar matter which may have been prepared by Manager, and understands that no representations, warranties or guaranties are, have been or will be made or implied by Manager as to the future financial success of the Property. No course of prior dealings among the parties hereto and no parol or extrinsic evidence of any nature, shall be used or be relevant to supplement, explain or modify any term used herein. If there is any conflict between the terms and provisions of this Agreement and any other prior agreement, document, or instru ment, the terms and provisions of this Agreement shall control. This Agreement has been fully reviewed and negotiated between the parties and their respective counsel and no uncer tainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Manager or Owner under any rule of construction or otherwise.

          19.9  Supplemental Agreements.  Owner and Manager shall execute and
                -----------------------
deliver all other appropriate supplemental agreements and other instruments, and take any other action necessary to make this Agreement fully and legally effective, binding and enforceable as between them and as against third parties, including Owners's filing in appropriate governmental offices pursuant to any statute, ordinance, rule or regulation requiring such filing by persons or entities doing business in a name other than their own, of a certificate or similar document indicating that Owner is engaging in the Property business at the Property under the name of the Property. Failure to execute such supplemental agreements shall not affect the validity of this Agreement and this Agreement shall continue to be a valid and binding obligation of the parties hereto irrespective thereof.

          19.10  Estoppel Certificates.  Manager and Owner each agree, at any
                 ---------------------
time and from time to time, upon not less than thirty (30) days' prior notice by the other party hereto, to provide a statement in writing certifying that this Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and stating whether or not to the knowledge of the signer of such certificate, there exists any default in the performance of any obligation contained in this Agreement, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by Manager, Owner, any proposed assignee or transferee of Owner or the holder of any mortgage or any prospective mortgage in respect of any mortgage placed, or about to be placed, on the Property, as the case may be.

          19.11  No Oral Modification.  This Agreement may not be modified,
                 --------------------
amended, surrendered or changed, except by a written instrument signed by the party against whom such modification, amendment, surrender or change shall be sought.

          19.12  Force Majeure.  Notwithstanding anything to the contrary
                 -------------
contained in this Agreement, in the event that Manager or Owner shall be delayed or hindered in or prevented from the performance of any act required under this Agreement by reason of strikes, lock-outs, labor troubles, accidents, inability to procure materials, governmental restriction, regulation or control, failure of power, water, fuel, electricity or other utilities, riots, insurrection, civil commotion, enemy or terrorist action, war, acts of God, fire or other casualty or any other reason not the fault of Manager or not within Manager's reasonable control or anticipation (collectively, "Force Majeure"), then the performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

          19.13  Counterparts.  This Agreement may be executed in any number of
                 ------------
counter parts, each of which, shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

          19.14  TRIAL BY JURY.  MANAGER AND OWNER EACH HEREBY AGREES TO WAIVE
                 -------------
ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE OWNER/MANAGER RELATIONSHIP BETWEEN THEM. The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common laws and statutory claims. Manager and Owner each acknowledges that this waiver is a material inducement to enter into this Agreement, and that each will continue to rely on the waiver in their related future dealing. Manager warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          19.15  Further Actions.  Each of the parties hereto agrees to execute
                 ---------------
and deliver such other instruments and documents and take such further actions as the other party may reasonably request in order to implement or effect the intent and purposes of this Agreement and Manager shall reasonably cooperate with Owner upon a termination of this Agreement in order to effect a smooth transition of the management of the Property.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                              OWNER:

                              PW ACQUISITIONS I, LLC,
                              a Delaware limited liability company

                              By:   PW Realty Partners, LLC,
                                    a Delaware limited liability company
                                    Its: Managing Member

                                    By:  PW Acquisitions Corp.,
                                         a Delaware corporation
                                         Its: Managing Member


                                         By:  _____________________
                                              Kevin D. Cox
                                              Vice President

                              MANAGER:

                              HSP-QRS CORP.,
                              a Maryland corporation


                              By:   ____________________________________
                                    Its:

                                   EXHIBIT A
                                   ---------

                      "LEGAL DESCRIPTION OF THE PROPERTY"

                                   EXHIBIT B
                                   ---------

                     "FORM OF PROPERTY CASH FLOW STATEMENT"

                                       39